UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	October 1, 2012

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901 Miami, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On October 1, 2012, Watsco, Inc., a Florida corporation (the “Company”) issued a press release announcing that its Board of Directors declared a special cash dividend of $5.00 per share on each outstanding share of the Company’s Common stock and Class B common stock and a quarterly cash dividend of 62 cents per share on each outstanding share of the Company’s Common stock and Class B common stock. The cash dividends are both payable on October 31, 2012 to shareholders of record at the close of business on October 15, 2012. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall be deemed “furnished” and not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description

99.1	Press release dated October 1, 2012 issued by Watsco, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Date: October 1, 2012	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 1, 2012 issued by Watsco, Inc.